SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

Webster Financial Corporation.

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 578-2202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 28, 2011, Webster Financial Corporation (the “Corporation” or “Webster”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Corporation’s shareholders approved each of the five proposals detailed in the Corporation’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on March 18, 2011.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	The Corporation’s shareholders elected three individuals to the Board of Directors to serve three-year terms, as set forth below:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
John J. Crawford	70,534,604	3,021,774	7,772,545
C. Michael Jacobi	61,837,910	11,718,468	7,772,545
Karen R. Osar	72,977,647	578,731	7,772,545

2.	The Corporation’s shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of Webster, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
69,057,803	4,283,284	215,291	7,772,545

3.	The Corporation’s shareholders voted, on a non-binding, advisory basis, on the frequency of voting on the compensation of the named executive officers of Webster, as set forth below:

1 Year	2 Years	3 Years	Abstain
65,542,170	277,117	7,489,856	247,235

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the frequency of the advisory vote on the compensation of the named executive officers of Webster, on April 28, 2011, the Board of Directors determined that the Corporation will hold a non-binding, advisory vote on the compensation of the named executive officers of Webster annually.

4.	The Corporation’s shareholders ratified the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstain
80,353,946	857,108	117,869

5.	The Corporation’s shareholders approved a shareholder proposal concerning the annual election of directors, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
48,561,350	24,715,066	279,962	7,772,545

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: April 29, 2011	By:	/s/ Harriet Munrett Wolfe
		Name:	Harriet Munrett Wolfe
		Title:	Executive Vice President,
General Counsel and Secretary